UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2008, Hecla Mining Company (“Hecla”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc. The Underwriting Agreement relates to the issuance and sale by Hecla of 31,000,000 shares (the “Shares”) of its common stock, par value $0.25 per share (“Common Stock”), plus an option exercisable by the underwriters for an additional 4,000,000 shares of Common Stock to cover over-allotments, if any. The price per Share to the underwriters is $4.775 per Share, and the underwriters will initially offer the Shares to the public at $5.00 per Share. The offering of the Shares was made under Hecla’s shelf registration statement on Form S-3ASR (Reg. No. 333-145919) (the “Registration Statement”), including a prospectus dated September 7, 2007, as supplemented by prospectus supplement filed with the Securities and Exchange Commission on September 2, 2008. The Shares are expected to be delivered to the underwriters on September 12, 2008. The Underwriting Agreement contains customary representations and warranties and covenants by Hecla, conditions to closing and indemnification provisions. This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.

On September 8, 2008, Hecla announced the pricing of the underwritten public offering of the Shares pursuant to the Registration Statement. A copy of the press release making the announcement is filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 8, 2008, between Hecla Mining Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc., as representatives of the underwriters identified therein.

5.1	Opinion of Bell, Boyd & Lloyd LLP

23.1	Consent of Bell, Boyd & Lloyd LLP (included in Exhibit 5.1)

99.1	Press Release dated September 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2008

Hecla Mining Company

By:	/s/ Philip C. Wolf
Philip C. Wolf Senior Vice President & General Counsel